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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

The Board of Directors
InnerDyne, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 of InnerDyne, Inc. of our reports dated January 20, 2000, relating to the balance sheet of InnerDyne, Inc. as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 1999, which reports appear in the December 31, 1999 annual report on Form 10-K of InnerDyne, Inc.

/s/ KPMG LLP
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KPMG LLP

Salt Lake City, Utah
August 8, 2000